Exhibit 3.3

CERTIFICATE OF FORMATION

OF

CBOE V, LLC

This Certificate of Formation of CBOE V, LLC (the “LLC”) is being duly executed and filed by CBOE HOLDINGS, INC. to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.) (the “LLC Act”).

1. The name of the limited liability company formed hereby is CBOE V, LLC.

2. The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The LLC shall provide indemnification for members of its board of directors (the “Board of Directors”), members of committees of the Board of Directors and of other committees of the LLC, and its officers, and the LLC may provide indemnification for its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the LLC, in each case to the maximum extent permitted by the LLC Act; provided, however, that the LLC may limit the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the LLC shall not be required to indemnify any person in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the LLC or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors or (iii) such indemnification is provided by the LLC, in its sole discretion, pursuant to the powers vested in the LLC under the LLC Act; and

4. This Certificate of Formation shall be effective upon filing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CBOE V, LLC this 23rd day of September, 2016.

CBOE HOLDINGS, INC.

/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
General Counsel and Secretary